UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report: June 22, 2006

UNIVERSAL FOOD & BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 00-27853

NEVADA	86-0913555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3830 COMMERCE DRIVE,
ST. CHARLES, ILLINOIS	60174
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (630) 584-8670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01. Entry Into a Material Definitive Agreement

On June 22, 2006, Universal Food & Beverage Company entered into definitive agreements for a private placement of $3,150,000 of Senior Secured Convertible Notes (the “Notes”) and related warrants to purchase up to 17,420,850 shares of our common stock (“Warrants”). We sold the securities to institutional accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Attached hereto as Exhibits are conformed copies of the Securities Purchase Agreement, the Registration Rights Agreement, the form of Note, the form of Warrant and the press release announcing the private placement.

In consideration for the Notes and Warrants, the investors paid the Company cash in the amount of $3,011,496.61, with the balance of the Notes and Warrants issued in satisfaction or exchange of outstanding bridge notes issued by the Company in June 2006.

In addition:

•	each of the note purchasers will deliver to the Company for cancellation warrants to purchase 20,204,000 shares of common stock received by such persons in connection with the February 15, 2006 preferred stock financing, and

•	we issued warrants to purchase and additional 4,021,667 shares of our common stock to the holders of the bridge notes exchanged for the Notes and Warrants (and the further reference to “Warrants” in this Form 8-K shall include the warrants issued to the former bridge note holders).

The Notes

Principal and Interest

The original principal amount of the Notes is $3,150,000. Interest on the Notes is at the rate of 14% per annum. The Notes mature on June 30, 2007 unless extended under certain circumstances by the holders. Interest is payable on the maturity date.

Conversion at Holder’s Option

Subject to certain limitations contained in the Notes, the Notes are convertible, in whole or in part, at any time after issuance into shares of our common stock. The initial conversion price for the Notes is $0.10 per share, and is subject to adjustment as described in the Notes under certain circumstances, including subdivision or combination of our common stock.

The Notes contain penalties if we do not timely convert the Notes as requested by the holders.

Redemption

If there is an event of default under the Notes, subject to certain conditions in the Note, the holders may require that we redeem some or all of the Notes for an amount, depending upon the nature of the event of default, of up to 125% of the principal amount plus accrued and unpaid interest and late charges, if any.

Upon a change of control event as provided in the Notes, a holder of Notes may require us to redeem such holder’s Notes at the price provided in the Notes.

Certain Other Rights

If we grant, issue or sell options or convertible securities or any rights to purchase any of our securities to our common stock holders, the holders will be entitled to acquire the securities or purchase rights that the holder would have acquired had the holder held the number of common shares the holder could acquire upon conversion of the Notes on the same terms as our common stockholders.

The Notes provide for similar rights to holders in the event that securities are issued to our common stockholders in connection with a merger, share exchange or other fundamental corporate event.

Ranking

The Notes are secured obligations and senior in right of payment to any existing and future senior indebtedness of the Company other than our currently outstanding mortgage financing and equipment line financing.

Additional Covenants

So long as the Notes are outstanding, we have agreed not to:

•	file any registration statement other than as required by the June 22, 2006 registration rights agreement and our February 15, 2006 registration rights agreement, subject to certain limitations;

•	issue any additional securities or related rights, unless we offer them first to the buyers under the securities purchase agreement, subject to certain limitations;

•	enter into any fundamental corporate transaction (such as a merger, asset sale or tender offer) unless the successor entity specifically assumes the Notes and related obligations;

•	directly or indirectly, incur or guarantee, any indebtedness other than the Notes and permitted indebtedness identified in the Notes;

•	directly or indirectly, allow any mortgage, lien, or other encumbrance upon or in any property or assets owned by the Company or any of its subsidiaries other than permitted liens identified in the Notes; and

•	directly or indirectly, make any payments in respect of, all or any portion of any permitted indebtedness, if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event of default under the Notes has occurred and is continuing.

The Warrants

The Warrants have an exercise price of $0.01 per share, subject to certain adjustments described in the Warrant. The Warrants expire on June 22, 2011.

The Warrants contain provisions similar to those described above under “Certain Other Rights” in connection with a description of the Notes.

Reservation of Shares

We reserved 61,875,000 shares of our common stock for issuance on conversion of the Notes and exercise of the Warrants.

Limitation on Conversion or Exercise

We are required not to effect any conversion of the Notes or exercise of Warrants, and a holder has no right to convert any Note or exercise any Warrant, that would result in any person owning in excess of 4.99% (or 9.99% with respect to certain holders) of the shares of our common stock outstanding immediately after giving effect of such conversion exercise. A holder may increase this percentage with respect to such holder’s ownership by sixty days written notice to us.

Registration Rights

The Notes, the Warrants and our common stock issuable upon conversion of the Notes and exercise of the Warrants have not been registered under the Securities Act or the securities laws of any jurisdiction, and these securities may not be offered or sold in the United States or any other jurisdiction where such registration is required and has not been effected, except in a transaction not subject to, or exempt from the registration requirements of the Securities Act and any other applicable securities laws.

Pursuant to a registration rights agreement we have agreed to:

•	file a registration statement covering the resale of the common stock issuable upon conversion of the Notes and exercise of the Warrants with the Securities and Exchange Commission within 30 days of the date we file our Form 10-QSB for the quarter ended March 31, 2006, and

•	use best efforts to cause the registration statement to become effective within 90 days of the date we file our Form 10-QSB for the quarter ended March 31, 2006.

We have agreed to file on Form 10-QSB for the quarter ended March 31, 2006, no later than 270 days from the closing of the purchase and sale of the Notes and Warrants.

We will be required to pay certain “registration delay payments” as described in the registration rights agreement if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

Use of Proceeds

We will use the proceeds to pay current indebtedness and the balance will be used for working capital and capital expenditures.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the discussion above under Item 1.01 with respect to the issuance of the Notes and Warrants.

Item 3.02 Unregistered Sales of Equity Securities

See the discussion above under Item 1.01 with respect to the issuance of the Notes and Warrants.

Item 9.01 Financial Statements and Exhibits.

The following Exhibit is included herein:

(c)	Exhibits

	4(a)	Form of Senior Secured Convertible Note.

	4(b)	Registration Rights Agreement dated as of June 22, 2006 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

	10(a)	Securities Purchase Agreement dated as of June 22, 2006 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

	10(b)	Form of June 22, 2006 Warrant Agreement.

	10(c)	Security Agreement dated as of June 22, 2006 by and between Universal Food & Beverage Company and the named Collateral Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL FOOD & BEVERAGE COMPANY

DATE: June 23, 2006	/s/ August J. Liguori
August J. Liguori
Chief Executive Officer

EXHIBIT INDEX

4(a)	Form of Senior Secured Note.

4(b)	Registration Rights Agreement dated as of June 22, 2006 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

10(a)	Securities Purchase Agreement dated as of June 22, 2006 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

10(b)	Form of June 22, 2006 Warrant Agreement.

10(c)	Security Agreement dated as of June 22, 2006 between Universal Food & Beverage Company and the named Collateral Agreement.